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                                                                       EXHIBIT A
                            SPECIAL POWER OF ATTORNEY

         The undersigned, Abbeville Family Partnership, L.P., does hereby constitute and appoint Elizabeth B. Woodard of Harris County, Texas, as attorney-in-fact for the undersigned with full power of substitution, and in the name, place and stead of the undersigned, to execute, deliver, record and file
Schedule 13G, including all amendments and exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and to perform each and every other act requisite and necessary to be done to comply with the provisions of the Securities Act of 1934, as amended, and all requirements of the Securities and Exchange Commission.


February 8, 2001                            ABBEVILLE FAMILY PARTNERSHIP, L.P.

                                            By: FGCG INC., General Partner

                                                /s/   CHARLES R. GODCHAUX
                                                      Charles R. Godchaux,
                                                      Chairman of the Board
                                                      and President


                                            By: TD Inc., General Partner

                                                /s/   THERESA G. PAYNE
                                                      Theresa G. Payne, Chairman
                                                      of the Board
                                                /s/   FRANK K. GODCHAUX
                                                      Frank K. Godchaux,
                                                      President


                                                /s/   LESLIE K. GODCHAUX
                                                      Leslie K. Godchaux,
                                                      General Partner